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                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

                                  By and Among

                             Teletrac Holdings, Inc.

                                       and

                                The Stockholders
                         as defined herein and set forth
                          on the signature pages hereto



                          Dated as of October 20, 1998






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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  DEFINITIONS.........................................................2
         Section 1.1.  Construction of Terms...................................2
         Section 1.2.  Number of Shares of Stock...............................2
         Section 1.3.  Defined Terms...........................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES.....................................4
         Section 2.1.  Representations and Warranties of the Stockholders......4
         Section 2.2.  Representations and Warranties of the Company...........5

ARTICLE III  RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL; CO-SALE
         AND DRAG-ALONG PROVISION..............................................5
         Section 3.1.  Restrictions on Transfer................................5
         Section 3.2.  Right of Last Refusal.  ................................7
         Section 3.3.  Co-Sale Option.........................................10
         Section 3.4.  Drag-Along Obligations.................................12
         Section 3.5   Contemporaneous Transfers..............................14
         Section 3.6   Prohibited Transfers...................................14
         Section 3.7   Exchange of Voting Securities for Non-Voting Securities
                       for Bank Holding Company Act Purposes..................14

ARTICLE IV  RIGHTS TO PARTICIPATE IN FUTURE ISSUANCES.........................15

ARTICLE V  ELECTION OF DIRECTORS..............................................16
         Section 5.1.  Board Composition......................................16
         Section 5.2.  Compensation Committee; Audit Committee................18
         Section 5.3.  Removal................................................18
         Section 5.4.  Vacancies..............................................18
         Section 5.5.  Increase in Size of Board..............................19
         Section 5.6.  Assignment.............................................19
         Section 5.7.  No Waiver..............................................19
         Section 5.8.  Board of Directors of Subsidiary.......................19
         Section 5.9.  Expenses...............................................19
         Section 5.10. Observer Rights........................................20

ARTICLE VI  RESTRICTIONS AND LIMITATIONS......................................20
         Section 6.1.  Combined Voting........................................20
         Section 6.2.  Voting as a Separate Class.............................21

                                       (i)

ARTICLE VII  MISCELLANEOUS PROVISIONS.........................................22
         Section 7.1.  Survival of Representations and Covenants..............22
         Section 7.2.  Term...................................................22
         Section 7.3.  Legend on Securities...................................22
         Section 7.4.  Amendment and Waiver...................................23
         Section 7.5.  Notices.  .............................................23
         Section 7.6.  Acknowledgment.........................................23
         Section 7.7.  Headings...............................................24
         Section 7.8.  Counterparts...........................................24
         Section 7.9.  Remedies; Severability.................................24
         Section 7.10. Entire Agreement.......................................24
         Section 7.11. Adjustments............................................24
         Section 7.12  Certain Provisions Applicable to SBIC and
                         Bank Stockholders....................................25
         Section 7.13  Participation of Aliens.  .............................25
         Section 7.14. Law Governing..........................................25
         Section 7.15. Successors and Assigns.  ..............................25


Exhibit A - Form of Joinder Agreement
Exhibit B - Charter



                                      (ii)

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


         This Amended and Restated Stockholders' Agreement is made as of this 20th day of October, 1998 by and among Teletrac Holdings, Inc., a Delaware corporation (the "Company"), the investors identified on Appendix A hereto as the initial management investors (the "Founding Stockholders"), the investors identified on Appendix A hereto that currently hold Common Stock (the "Common Investors"), the investors identified on Appendix A hereto that currently hold Series A Preferred Stock (the "Series A Preferred Investors"), the investors identified on Appendix A hereto that are acquiring Series B Preferred Stock (including any investors that purchase Series B Preferred Shares in connection with the Second Closing and execute a Joinder Agreement in substantially the form attached hereto as Exhibit A) (the "Series B Preferred Investors," together with the Series A Preferred Investors, the "Preferred Investors" and together with the Common Investors, the "Investors"), and any other stockholder, warrantholder or optionholder of the Company who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the "Management Stockholders"). The Founding Stockholders, the Investors and any Management Stockholders are herein referred to collectively as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to them in that certain Stock Purchase Agreement, dated as of the date hereof, by and among, inter alia, the Company and the Series B Preferred Investors (the "Purchase Agreement").


                               W I T N E S S E T H

         WHEREAS, reference is made to the Purchase Agreement pursuant to which the Series B Preferred Investors have purchased up to 400,000 Series B Preferred Shares from the Company;

         WHEREAS, the effectiveness of this Agreement is a condition precedent to the Series B Preferred Investors' obligation to purchase the Series B Preferred Shares under the Purchase Agreement;

         WHEREAS, the parties hereto desire to amend and restate the terms of the Stockholders' Agreement, dated as of December 6, 1996 by and among certain stockholders of the Company (the "1996 Stockholders' Agreement"), and for this Agreement to supersede the terms of the 1996 Stockholders' Agreement; and

         WHEREAS, the parties hereto desire to agree upon the terms upon which their investment in the capital stock of the Company will be held, transferred and voted.


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         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


ARTICLE I  DEFINITIONS

         Section 1.1. Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

         Section 1.2. Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of Shares held by a Stockholder or Investor, the number of Shares deemed to be held by that Stockholder or Investor shall be the total number of shares of Common Stock, either Class A or Class B, then owned by the Stockholder or Investor, plus the total number of Shares of Common Stock, either Class A or Class B, issuable upon conversion of any Preferred Stock or other convertible securities or exercise of any options, warrants or subscription rights then owned by the Stockholder or Investor.

         Section 1.3. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         "Affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

         "Charter" has the meaning specified in the definition of Preferred Stock below.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the Class A or Class B Common Stock, par value $.01 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Conversion Shares" shall mean the shares of Common Stock issued by the Company upon conversion of the shares of Preferred Stock in accordance with the Charter.


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         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Offer Notice" has the meaning specified in Section 3.2(a)

         "Offeror" has the meaning specified in Section 3.2.

         "Permitted Transferee" has the meaning specified in Section 3.1.

         "Person" means an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, governmental or otherwise.

         "Preferred Stock" means the Series A Redeemable Convertible Participating Preferred Stock, par value $.01 per share, of the Company, First Series of Diluted Series A Preferred Stock, par value $.01 per share, of the Company, and the Series B Convertible Participating Preferred Stock, par value $.01 per share, of the Company, as issued or to be issued in accordance with the Purchase Agreement and subject to the terms set forth in the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B (the "Charter"), together with any other shares issued or issuable with respect thereto including, without limitation, shares of any New Series of Diluted Series A Preferred Stock, shares of Redeemable Preferred Stock, shares of Diluted Series B Preferred Stock, and any shares of Common Stock (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Qualified Series A Public Offering" means an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public with a per share value at least equal to the greater of $300.00 per share (subject to adjustment for stock splits, stock dividends, recapitalization and the like) and the then Series A Liquidation Preference Amount (as defined in the Charter) per share.

         "Qualified Series B Public Offering" means an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock to the public, of which the aggregate gross proceeds attributable to sales for the account of the Company exceed $30,000,000 at a price per share reflecting a pre-money valuation for the Company's equity of at least $180,000,000, and either (a) all outstanding shares of Redeemable Preferred Stock are redeemed immediately upon and as of the closing of such offering or (b) contemporaneously with such offering cash in an amount sufficient to redeem all outstanding shares of Redeemable Preferred Stock


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is segregated and irrevocably held by the Company for payment to holders of
Redeemable Preferred Stock in connection with the redemption thereof pursuant to the Charter.

         "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated the date hereof, by and among, inter alia, the Company and the Stockholders.

         "Right of Last Refusal" has the meaning specified in Section 3.2(b).

         "Sale of the Company" means the sale of the Company to a non-Affiliate(s) of the Company or any of the Stockholders pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

         "Shares" means the shares of Common Stock, Preferred Stock and any other equity securities now or hereafter issued by the Company, together with any options or warrants thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Transaction Offer" has the meaning specified in Section 3.2.

         "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient or intended recipient of a Transfer.

         "Transferring Stockholder" has the meaning specified in Section 3.2.


ARTICLE II  REPRESENTATIONS AND WARRANTIES

         Section 2.1. Representations and Warranties of the Stockholders. Each of the Stockholders, individually and not jointly, hereby represents, warrants and covenants to the Company as follows: (a) such Stockholder has full authority and power and, if an individual, capacity, under its charter, by-laws, governing


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




partnership agreement or comparable document, as applicable, to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of such Stockholder; and (c) the execution, delivery and performance by such Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Stockholder, or require such Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made (other than filings or approvals that may have to be made or obtained in connection with any acquisition or disposition of Shares by an Investor that is a regulated institutional investor); and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Stockholder.

         Section 2.2. Representations and Warranties of the Company. The Company, hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company or any of its subsidiaries, or require the Company or any of its subsidiaries to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any of its subsidiaries is a party or by which the property of the Company or any of its subsidiaries is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or any of its subsidiaries.


ARTICLE III RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL; CO-SALE AND DRAG-ALONG PROVISIONS

         Section 3.1. Restrictions on Transfer. No Transfers of any Shares shall be made except in accordance with all applicable provisions of the Securities Act and any relevant state securities law. In addition, each


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Stockholder agrees that he, she or it will not, without the prior written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis, Transfer all or any portion of the Shares now owned or hereafter acquired by it or him, except in connection with, and strictly in compliance with the conditions of, any of the following:

                           (a) Transfers effected pursuant to Sections 3.2 and
         3.3 and 3.4, in each case made in accordance with the procedures set forth therein;

                           (b) Any Transfers by a Stockholder to his or her spouse or children or to a trust of which he is the settlor and a trustee for the benefit of his or her spouse or children, provided that any such trust does not require or permit distribution of such Shares during the term of this Agreement, and provided further that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A;

                           (c) Transfers upon the death of any Stockholder to his or her heirs, executors or administrators or to a trust under his or her will or Transfers between such Stockholder and his or her guardian or conservator, provided that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A;

                           (d) Transfers pursuant to a public offering of the Company's Common Stock registered under the Securities Act effected in accordance with the terms of the Registration Rights Agreement;

                           (e) With respect to any of the Investors, a Transfer to any other Investor or to a partner or Affiliate of such Investor (other than the Company) or to any other investment fund or other entity for which such Investor and/or one or more partners thereof, directly or indirectly through one or more intermediaries, serve as general partner or manager or in a like capacity, provided that the Transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A; and

                           (f) In the event that Toronto Dominion Capital (U.S.A.), Inc. ("Toronto Dominion"), EOS Partners SBIC, L.P. ("EOS") or BancBoston Ventures Inc. ("BancBoston") reasonably determines that it has a Regulatory Problem (as defined below), each of Toronto Dominion, EOS and BancBoston shall have the right to (i) Transfer its Shares to a non-Affiliate of the Company and the other Stockholders, provided that the transferee shall have executed and delivered a Joinder Agreement in the form attached hereto as Exhibit A, or (ii) exchange their Shares for non-voting securities in the Company with the same economic rights, and the Company shall take

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         all such actions as are reasonably requested by Toronto Dominion, EOS and BancBoston in order to (a) effectuate and facilitate any such Transfer or (b) permit Toronto Dominion, EOS and/or BancBoston, as the case may be, to exchange for all or any portion of their Shares on a share-for-share basis for shares of non-voting securities of the Company, which non-voting securities shall be identical in all respects to the Shares exchanged for it, except that such exchanged securities shall be non-voting and shall be convertible into voting securities on such terms as are reasonably requested by Toronto Dominion, EOS and/or BancBoston, as the case may be, in light of regulatory considerations then prevailing and do not alter the economic interests of the parties hereto. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental authority, including by the United States Small Business Administration (the "SBA"), and any successor agency satisfactory to the Company performing the functions thereof (or, based on written advice of counsel satisfactory to the Company, Toronto Dominion, EOS and/or BancBoston reasonably believes that there is a substantial risk of such assertion), that, pursuant to the Small Business Act of 1958, as amended, and the regulations issued by the SBA thereunder, codified at Title 13 of the Code of Federal Regulations, Parts 107 and 121 (the "SBIC Regulations"), or pursuant to the Bank Holding Company Act, as amended, and the regulations issued thereunder, Toronto Dominion, EOS or BancBoston, as applicable, is not entitled to hold all or a portion of the Preferred Stock or Common Stock held by it.

                  Any permitted Transferee described in the preceding clauses
         (b), (c), (e) or (f) shall be referred to herein as a "Permitted Transferee." Anything to the contrary in this Agreement notwithstanding, Permitted Transferees shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Transferring Stockholder, whether or not they so agree with the Transferring Stockholder and/or the Company. Without limitation of the foregoing, in connection with any otherwise permitted transfer of Shares that are restricted shares subject to any stock restriction or vesting agreement, any Permitted Transferee of any such Shares shall agree in writing to be bound by the terms of such stock restriction, vesting or similar agreement, including, without limitation, any repurchase or similar right contained therein.

         Section 3.2. Right of Last Refusal. In the event that any of the Stockholders, including any of their Permitted Transferees, receives a bona fide offer to purchase all or any portion of the Shares held by such Stockholder (a "Transaction Offer") from a non-Affiliate (the "Offeror") in a transaction not expressly permitted under Section 3.1, such Stockholder (a "Transferring Stockholder") may, subject to the provisions of Section 3.3 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this
Section 3.2:


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                           (a) Such Transferring Stockholder shall cause the
         Transaction Offer and all of the terms thereof to be reduced to writing and shall notify each Preferred Investor of its wish to accept the Transaction Offer and otherwise comply with the provisions of this
         Section 3.2 and, if applicable, Section 3.3 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell such shares to the Preferred Investors on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Offeror and all relevant information in connection therewith).

                           (b) Each Preferred Investor shall have the right (the "Right of Last Refusal") to offer to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Preferred Investor on the date of the Offer Notice on an as converted basis (including any shares of Common Stock that may be received upon conversion of the Preferred Stock), and the denominator of which is the total number of shares of Common Stock then held by all Preferred Investors (other than the Transferring Stockholder) on the date of the Offer Notice on an as converted basis, such that Preferred Investors shall have the right to accept the Transaction Offer with respect to all or a portion of the shares covered thereby. (The number of Shares that each Preferred Investor is entitled to purchase under this Section
         3.2 shall be referred to as its "Pro Rata Fraction"). In the event that a Preferred Investor shall elect to purchase all or a part of the Shares covered by the Transaction Offer (an "Electing Investor"), such Electing Investor shall individually communicate in writing such election to purchase to the Transferring Stockholder within thirty (30) days after receipt of the Offer Notice (which election notice may specify an amount in excess of such Electing Investor's Pro Rata Fraction in the event that one or more Preferred Investor(s) desire not to elect to purchase their Pro Rata Fraction). Such communication shall be delivered by hand or mailed to such Transferring Stockholder in accordance with Section 7.5 hereof and shall, when taken in conjunction with the Transaction Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby to the extent of the number of Shares, if any, allocated to such Electing Investor in accordance with the following paragraph. In the event that one or more Preferred Investor(s) do not elect to purchase their full Pro Rata Fraction, then any Preferred Investors who do so elect shall have an additional five (5) days from the date the Preferred Investors are notified of the election by any Preferred Investors not to purchase their Pro Rata Fraction to offer to purchase, on a pro rata basis with any other Preferred Investors who so


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         elect, the shares representing any Pro Rata Fraction not purchased by a Preferred Investor. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Board of Directors of the Company may determine the fair market value of such consideration, reasonably and in good faith, and the Electing Investors may, at their option, exercise their Right of Last Refusal by payment of such fair market value in cash or cash equivalents.

                  Upon the expiration of thirty (30) days following receipt of the Offer Notice by all Preferred Investors, the Transferring Stockholder shall notify all of the Preferred Investors as to how many of the Shares subject to the Offer Notice have been subscribed for by the Electing Investors and, after the expiration of the five (5) day overallotment period thereafter, the number of Shares to be purchased by each Electing Investor shall be determined as follows: (x) there shall first be allocated to each Electing Investor a number of Shares equal to the lesser of (A) the number of Shares as to which such Electing Investor accepted the Transaction Offer or (B) such Electing Investor's Pro Rata Fraction, and (y) the balance, if any, not allocated under clause (x) above, shall be allocated to those Electing Investors who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares to the Electing Investors hereunder shall take place within thirty (30) days after the expiration of the first thirty-day period following the Electing Investors' receipt of the Offer Notice (and, if applicable, the additional five (5) day overallotment period) at the place and on the date specified by a majority-in-interest of the Electing Investors.

                           (c) In the event that the Preferred Investors do not elect to exercise, in the aggregate, the Right of Last Refusal with respect to all of the Shares proposed to be sold, the Transferring Stockholder may sell all such Shares proposed to be sold to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the restrictions set forth in the last paragraph of Section 3.1 and the further provisions of Section 3.3. If the Transferring Stockholder's transfer to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) ninety (90) days after the expiration of the periods for exercise by the Preferred Stockholders of the Right of Last Refusal and the Co-Sale Option set forth in Section 3.3 below, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Preferred Investors are once again afforded the Right of Last Refusal provided for herein with respect to such Transaction Offer.


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         Section 3.3. Co-Sale Option. In the event that any Transferring
Stockholder receives a Transaction Offer from an Offeror, and the Right of Last Refusal is not exercised with respect to all of the Shares proposed to be sold, such Transferring Stockholder may Transfer such Shares only pursuant to and in accordance with the following provisions of this Section 3.3:

                           (a) Each of the Investors and the Founding
         Stockholders, other than the Transferring Stockholder if it, he or she is also an Investor or Founding Stockholder, shall have the right, subject to the provisions of Section 3.3(f) below, to participate in the Transaction Offer on the terms and conditions herein stated, which right shall be exercisable upon written notice to the Transferring Stockholder within the later of (i) thirty (30) days after delivery to it of the Offer Notice and (ii) ten (10) days after the Transferring Stockholder notifies the Investors and the Founding Stockholders in writing that the Preferred Investors have not collectively elected to exercise the Right of Last Refusal with respect to all of the Shares proposed to be sold (the "Co-Sale Option").

                           (b) Each of the Investors and the Founding
         Stockholders, other than the Transferring Stockholder if it, he or she is also an Investor or Founding Stockholder (each such Investor and Founding Stockholder who elects to participate, a "Selling Investor"), shall have the right, subject to the provisions of Section 3.3(f) below, to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Selling Investor on the date of the Offer Notice on an as converted basis (including any shares of Common Stock that may be received upon conversion of the Preferred Stock), and the denominator of which is the total number of shares of Common Stock then held by all Investors, Founding Stockholders and the Transferring Stockholder on the date of the Offer Notice on an as converted basis (including any shares of Common Stock that may be received upon conversion of the Preferred Stock). To the extent one or more Investors and/or Founding Stockholders elect not to sell, or fail to exercise their right to sell, the full amount of such Shares which they are entitled to sell pursuant to this Section 3.3, the other Investors' and/or Founding Stockholders' rights to sell Shares shall be increased proportionately and the other Investors and/or Founding Stockholders shall have an additional five (5) days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

                           (c) Within ten (10) days after the date by which the Investors and the Founding Stockholders were first required to notify the Transferring Stockholder of their intent to participate, the Transferring Stockholder shall notify each Selling Investor of the number of Shares held by such Selling Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Selling Investors were required to notify the Transferring Stockholder of their intent to participate and
         (ii) the satisfaction of any governmental approval or filing requirements, if any.

                           (d) Each of the Selling Investors may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Stockholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Selling Investor that portion of the sale proceeds to which each Selling Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

                           (e) In the event that the Transaction Offer is not consummated within the period required by subsection (c) hereof or the Offeror fails to timely remit to each Selling Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of
         Section 3.2 and this Section 3.3 hereof with respect to such Transaction Offer.

                           (f) To the extent that any Investor or Founding Stockholder holds Shares ("Junior Shares") which are junior or inferior in terms of rights to the Shares subject to purchase under such Transaction Offer (e.g., the Common Stock is junior to the Series A Preferred Stock and the Series A Preferred Stock is junior to the Series B Preferred Stock), the right of such Investor or Founding Stockholder to participate in a Transaction Offer and to sell a portion of its Shares pursuant to such Transaction Offer shall be conditioned upon either (i) the consent of the Offeror to purchase such Junior Shares on the same terms and conditions (including price) stated in the Transaction Offer or (ii) the willingness of the Offeror to purchase such Junior Shares on such other terms and conditions as may be acceptable to such Investor or Founding Stockholder, as the case may be, provided that in either case such consent or agreement is obtained within the specified time period set forth in subsection (c) hereof. Nothing herein shall be construed to impose any "good faith" or other obligation on the Offeror (or any Transferring Stockholder or Selling Investor) to grant such consent or negotiate such agreement.

         Section 3.4.  Drag-Along Obligations.

                           (a) In the event that Investors holding both (i) the applicable percentage of the issued and outstanding shares of Common Stock (treating for such purposes each share of issued and outstanding Preferred Stock as the number of issued and outstanding Conversion Shares into which such Preferred Stock may be converted) specified below and (ii) sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Preferred Stock determine (A) to sell or otherwise dispose of all or substantially all of the assets of the Company, or Shares representing a majority of the Common Stock on a fully-diluted, as converted basis, to any non-Affiliate(s) of the Company or any of the Investors, or (B) to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Investors (in each case, the "Buyer") in a bona fide negotiated transaction (a "Sale"), each of the Stockholders, including any of their respective Permitted Transferees, shall be obligated to and shall upon the written request of Investors holding both (x) the applicable percentage of the issued and outstanding Shares of Common Stock (treating for such purposes each share of issued and outstanding Preferred Stock as the number of issued and outstanding Conversion Shares into which such Preferred Stock may be converted) specified below and (y) sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Preferred Stock: (I) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his, her or its Shares (including for this purpose all of such Stockholder's Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefore)) on substantially the same terms applicable to the Investors (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of the Preferred Stock); and (II) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Investors and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Investors or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.4.

                  For purposes of this Section 3.4(a), the applicable percentage of the Shares of the issued and outstanding Common Stock (treating for such purposes each share of issued and outstanding Preferred Stock as the number of issued and outstanding Conversion Shares into which such Preferred Stock may be converted) shall mean the following percent for the following periods:

         Period                                                          Percent

         October 1, 1998 through December 31, 1998                        54.0%
         January 1, 1999 through March 31, 1999                           52.5%
         April 1, 1999 and thereafter                                     51.0%

                           (b) In the event of a Sale to a Buyer as contemplated in Section 3.4(a) above, each of the Founding Stockholders shall, in the event that the Investors do not exercise their "drag-along" rights in Section 3.4(a) above, have the right to require the Investors to include such Founding Stockholder's Shares in the Sale on the same terms and conditions, including price and type, as the Investors' Shares, which such right shall be exercisable by the delivery of written notice to the Company and each of the Investors at least fifteen (15) days prior to the date proposed for the closing of the Sale.

                           (c) Not less than thirty (30) days prior to the date proposed for the closing of any Sale, the Investors shall give written notice to each Founding Stockholder, setting forth in reasonable detail the name or names of the Buyer, the terms and conditions of the Sale, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3.4, each of the Founding Stockholders hereby (i) irrevocably appoints BEDCO (as defined below) as its agent and attorney-in-fact (the "Agent") (which such appointment shall be deemed coupled with an interest and irrevocable and have full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Sale hereunder, and (ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the Shares held by such Stockholder and exercise any consent rights applicable thereto in favor of any Sale hereunder; provided, however, that the Agent shall not exercise such powers-of-attorney or proxies with respect to any Stockholder unless such Stockholders are in breach of their obligations under this Section 3.4.

                           (d) Each Stockholder participating in the Sale pursuant to the "drag-along" rights in Section 3.4(a) shall deliver to the Buyer at a closing to be held at the offices of the Company (or such other place as the parties agree), one or more certificates, properly endorsed for transfer, representing all the Shares (including vested options) owned by such Stockholder, and each such Stockholder shall make such representations and warranties, and shall enter into such agreements, as are customary and reasonable in the context of the Sale, including, without limitation, representations and warranties (and indemnities with respect thereto) that the Buyer (or interests therein) is receiving good and marketable title to such Shares (or interests therein), free and clear of all pledges, security interests or other liens. In addition, the Stockholders shall reasonably cooperate and consult with each other in order to effect the Sale described in this Section 3.4, including the determination of the appropriate scope of, or limitations or exceptions to, representations and warranties to be made in connection with such Sale and the preparation of disclosure schedules with respect thereto.

         Section 3.5 Contemporaneous Transfers. If two or more Stockholders propose concurrent transfers which are subject to this Article III, then the relevant provisions of Sections 3.2 and 3.3 shall apply separately to each such proposed transfer.

         Section 3.6 Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company, the Investors and the other Stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any Transferee as one of its stockholders for any purpose. Without limitation of the foregoing, each of the Investors and Stockholders further agrees that the provisions of Section 7.9 shall apply in the event of any violation or threatened violation of this Agreement.

         Section 3.7 Exchange of Voting Securities for Non-Voting Securities for Bank Holding Company Act Purposes.

                  (a) As long as any Shares of Class B Common Stock are outstanding, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock (other than (i) a conversion of Class B Common Stock into Class A Common Stock, (ii) a conversion of shares of Preferred Stock into shares of Common Stock, (iii) a conversion of shares of Series A Preferred Stock into shares of Diluted Series A Preferred Stock, (iv) a conversion of shares of Series B Preferred Stock into shares of Diluted Series B Preferred Stock, and (v) a conversion of shares of Series B Preferred Stock into shares of Redeemable Preferred Stock and Common Stock), the Company shall give written notice of such pending action to each holder of shares of Class B Common Stock. Upon the written request of any such holder made within ten (10) days after its receipt of any such notice, stating that after giving effect to such action such holder would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond thirty (30) days after such holder's receipt of the Company's original notice) as such holder reasonably requests to permit it and its Affiliates to reduce the quantity of the Company's voting securities they own in order to avoid the Regulatory Problem. For purposes of this Section 3.7 only, a "Regulatory Problem" (as defined in Section 3.1(f)) shall not include prohibitions arising under the SBIC Regulations.

                  (b) At the request of Toronto Dominion or any of its affiliates at any time (whether in connection with any action by the Company referred to in subparagraph (a) above or otherwise), the Company shall exchange with such Investor for such number of shares of Class A Common Stock then held by such Investor as it designates a like number of Shares of Class B Common Stock. In the event of any such exchange of Shares of Class B Common Stock for Shares of Class A Common Stock, the holders of such Shares of Class B Common Stock shall be entitled to all the rights which such holders had pursuant to this Agreement, the Stock Purchase Agreement and the Registration Rights Agreement as holders of Class A Common Stock (including, without limitation, the right to have such shares treated as "Class B Common Stock" and as shares that may be converted into "Registrable Securities," as applicable).

ARTICLE IV   RIGHTS TO PARTICIPATE IN FUTURE ISSUANCES

         The Company hereby covenants and agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company (the "Additional Equity Securities"), other than Excluded Offerings (as defined below), unless the Company first notifies the Investors of the proposed issuance of Additional Equity Securities and submits an offer to the Investors identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor the opportunity to purchase its pro rata share of such Additional Equity Securities. Each Investor's pro rata share of any such Additional Equity Securities shall be based upon the ratios which the shares of Common Stock held by such Investor (determined on an as converted basis after giving effect to the conversion of any Preferred Stock) bears to all of the Shares of the Company determined on a fully-diluted, as converted basis. For purposes of this Article IV, "Excluded Offerings" shall consist of (i) issuances made in connection with an acquisition of a non-Affiliate of the Company (whether by acquisition of assets or capital stock, merger or consolidation) or a joint venture or strategic alliance with a non-Affiliate of the Company, (ii) issuances made to officers, directors, employees, consultants or agents of the Company pursuant to the Company's 1995 Stock Option Plan, the Company's 1996 Stock Option Plan the Company's Amended and Restated 1998 Stock Option Plan or other compensation plans which have been adopted and approved by the Compensation Committee of the Board of Directors (collectively, the "Plans"), (iii) Conversion Shares issued upon the conversion of the Preferred Stock, (iv) capital stock issued upon the exercise, conversion or exchange of Additional Equity Securities that were previously sold in compliance with the terms of this Article IV, (v) shares issued in connection with a duly authorized stock split, stock dividend or recapitalization, (vi) shares of Redeemable Preferred Stock issued in accordance with the Charter, and
(vii) Additional Series B Preferred Shares issued to any Additional Investors under the Purchase Agreement.

         The Company's offer to the Investors shall be irrevocable and remain open for a period of thirty (30) days. Each Investor electing to purchase any Additional Equity Securities shall provide a written notice to the Company within such period indicating the amount it elects to purchase (which notice may specify an amount in excess of such Investors pro rata share of the Additional Equity Securities in the event that other Investors do not elect to purchase their full pro rata share). Any Additional Equity Securities so offered to the Investors and which are not purchased pursuant to such offer shall be sold to the Investors which have elected to purchase in excess of their pro rata share based upon their relative excess purchase indications and, if any Additional Equity Securities remain unpurchased, may be sold by the Company to any other Person on terms and conditions, including price, not more favorable to such Person than those set forth in such offer within ninety (90) days of the date of such offer. In the event that the Company has not sold the Additional Equity Securities within such ninety-day period, the Company shall not thereafter issue or sell such Additional Equity Securities without first complying with the terms of this Article IV. For purposes of this Article IV, the purchase of Series B Preferred Shares by Westbury Equity Partners, L.P. pursuant to the Purchase Agreement shall be deemed to be a purchase by Westbury Capital Partners, L.P. of its pro rata share of such Series B Preferred Stock.


ARTICLE V  ELECTION OF DIRECTORS

         Section 5.1. Board Composition. The number of directors of the Company shall be as set forth in the By-laws of the Company, and the Stockholders agree to vote all of their respective shares, and to take such other actions as are necessary, so as to fix the number of directors at no more than nine (9) directors initially, subject to increase to ten (10) directors as provided herein. The Stockholders agree to vote their respective shares as follows:

                       The Preferred Investors shall vote as a class to elect two directors as follows:

                                    (i) one (1) individual nominated by
                           BancBoston Ventures Inc. ("BancBoston"), who shall initially be, and is duly elected hereby, Sanford Anstey (the "BancBoston Nominee"), and hereafter such individual as shall be designated by BancBoston; and

                                    (ii) one (1) individual nominated by GCC
                           Investments, Inc. ("GCC"), who shall initially be, and is duly elected hereby, Michael A. Greeley (the "GCC Nominee"), and hereafter such individual as shall be designated by GCC.

                  (b) The Stockholders, including the Preferred Investors, shall vote together as one class to elect the remaining six (6) of the directors, as follows:

                           (i) one (1) individual who shall be the duly elected
                  Chief Executive Officer of the Company (the "CEO"), who shall initially be John Sarto;

                           (ii) two (2) individuals, neither of whom shall be an
                  Affiliate of any of the Preferred Stockholders, who shall be nominated by the CEO and reasonably acceptable to a majority of the members of the Board of Directors;

                           (iii) one (1) individual nominated by Burr, Egan, Deleage & Co., and its Affiliates ("BEDCO"), who shall initially be Robert F. Benbow;

                           (iv)     one (1) individual nominated by EOS
                  Partners, L.P., SBIC, who shall initially be Marc H. Michel;

                           (v) one (1) individual nominated by Toronto Dominion
                  Capital (U.S.A.), Inc. ("Toronto Dominion"), who shall initially be Brian A. Rich; and

                           (vi) one (1) individual nominated by Kingdon
                  Associates, L.P., and its Affiliates, who shall initially be Michael Markbrieter.

                  (c) In the event that the Board of Directors determine that a nominee of an Additional Investor (the "Additional Investor Nominee") should be added as an additional Director to the Board of Directors in connection with the Second Closing, the Stockholders hereby agree that the Board of Directors shall thereupon be increased to ten (10) or, in the event that a Director resigns in connection with or prior to the Second Closing, the Stockholders may, not withstanding the provisions of Section 5.4 hereof, fill such vacancy with the Additional Investor Nominee and agree to vote their respective Shares for such Additional Director or replacement Director, as the case may be, in favor of the Additional Investor Nominee or such successor or replacement individual as shall be designated from time to time by such Additional Investor.

         Additionally, the parties hereby acknowledge and agree that the composition of the Board of Directors may be amended in connection with the Second Closing.

         Section 5.2. Compensation Committee; Audit Committee. The Company and each of the Stockholders further agrees to cause the Board of Directors to maintain the Compensation Committee of the Board of Directors which shall continue to have exclusive authority over all compensation and employment matters and the administration of the Plans; provided, however, that the Compensation Committee may delegate standing authority to the Chief Executive

Officer of the Company to issue stock options and other compensation to consultants who are not Affiliates of either the Company or any of the Stockholders on terms set forth in such delegation. The Compensation Committee shall consist of no more than three (3) persons. The Company and each of the Stockholders further agrees to cause the Board of Directors to maintain the Audit Committee of the Board of Directors which shall continue to be charged with, among other matters, reviewing the Company's financial statements and accounting practices and which shall consist of no more than two (2) persons, each of whom shall be non-management members of the Board of Directors. Except as expressly set forth herein, the Company and each of the Stockholders hereby further agrees to cause the Board of Directors not to create any other committee thereof and not, except as set forth above, to delegate any other action or authority to any existing committee thereof.

         Section 5.3. Removal. Each Stockholder agrees to vote all of its shares of the Company's capital stock having voting power (and any other shares over which she or it exercises voting control) for the removal of any director upon the request of the stockholder or group designating such director and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions of Section 5.1 hereof.

         Section 5.4. Vacancies. Each Stockholder agrees to vote all shares of the Company's capital stock having voting power (and any other shares over which she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company (occurring for any reason) shall be filled only in accordance with the provisions of this Article V. In addition, if any Investor which is entitled to nominate a member of the Board of Directors pursuant to the terms of Section 5.1 fails to do so within ninety (90) days after receipt of written notice from the Company that such directorship becomes vacant, then the holders of a majority of the issued and outstanding Common Stock (treating for such purposes each share of issued and outstanding Preferred Stock as the number of issued and outstanding Conversion Shares into which such Preferred Stock may be converted) shall nominate such director (a "Replacement Director") and the Replacement Director shall serve as a member of the Board of Directors until such Investor exercises its rights under Section 5.1 to nominate a director, in which event the Replacement Director shall be removed.

         Section 5.5. Increase in Size of Board. Any increase in the size of the Board of Directors shall require an amendment to this Agreement.

         Section 5.6. Assignment. Each Stockholder agrees, as a condition to any Transfer of its Shares, to cause the Transferee to agree to the provisions of this Article V, whereupon such Transferee shall be subject to the provisions hereof as a Preferred Investor or Stockholder, as applicable, in connection with its ownership of the Shares Transferred for purposes of this Article V. Notwithstanding any provision herein, Toronto Dominion shall not have the right to transfer to any third party its right to nominate a Director under this
Section 5.1(b) without the affirmative vote of a majority of the members of the Board of Directors (other than any directors nominated by, or representing, Toronto Dominion), if such transfer is made in connection with a transfer by Toronto Dominion of its Shares under Section 3.1(f) hereof.

         Section 5.7. No Waiver. Any failure by any of the parties hereto to fully exercise their rights to designate one or more directors under this
Article V at any time shall not be construed to waive or limit their rights to designate such director(s) hereunder at any time thereafter.

         Section 5.8. Board of Directors of Subsidiary. Each of the Stockholders agrees, with respect to the composition, election, removal and other considerations with respect to the Board of Directors of each of the Company's subsidiaries, Teletrac, Inc. and Teletrac License, Inc., to cause the Company to vote, and the Company hereby agrees to vote, its shares of capital stock of each such subsidiary in a manner consistent with and identical to the provisions set forth above in this Article V.

         Section 5.9. Expenses. The Company hereby agrees to reimburse each member of the Board of Directors for his or her reasonable and documented travel and other out-of-pocket expenses (to the extent consistent with the Company's policies related thereto, which do provide for reimbursement of directors' travel expenses and which have been delivered to the Investors prior to the date hereof) incurred in connection with matters relating to such director's attendance at meetings of the Board of Directors or performing such other business on behalf of the Company.

         Section 5.10. Observer Rights. For so long as any Investor and its Affiliates (i) owns at least five percent (5%) of the issued and outstanding Common Stock of the Company (treating for such purposes each share of issued and outstanding Preferred Stock as the number of issued and outstanding Conversion Shares into which such Preferred Stock may be converted) and (ii) does not have a representative serving on the Board of Directors pursuant to Section 5.1 hereof, such Investor (or an Affiliate thereof) and James A. Queen shall be entitled to notice of and to have one representative (an "Observer") attend, at its own expense, meetings of the Board of Directors or any of its committees; provided, however, that any such Observer (a) shall not be entitled to participate in the discussions, deliberations or voting of the Board of Directors or such committees and (b) shall be excluded from any meetings or deliberations if the Board of Directors reasonably determines that the inclusion of such Observer might compromise or waive the attorney-client privilege for any material matters discussed therein.

ARTICLE VI  RESTRICTIONS AND LIMITATIONS

         Section 6.1. Combined Voting. The Company shall not, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis (or the affirmative vote or written consent of such greater percentage as provided below):

                           (a) Authorize any merger or consolidation of the Company with or into any other corporation, partnership or entity (with respect to which less than a majority of the outstanding voting power of such surviving corporation is held by stockholders of the Company immediately prior to such event) or permit the sale of all or any material portion of the capital stock or assets of the Company (other than sales in the ordinary course of business and consistent with past practices);

                           (b) Authorize or issue, or obligate itself to issue, any shares of Common Stock (other than pursuant to the exercise of stock options or other rights granted under the Plans or upon conversion of the Preferred Stock);

                           (c) Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any new or additional indebtedness or liability (other than up to $30 million in connection with the Company's revolving credit facilities with Banque Paribas and Fleet National Bank);

                           (d) Authorize or issue, or obligate itself to issue, any equity securities at an effective per share price which is less than $173.25 (which price shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), without the affirmative vote or written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis, other than the issuance of any Additional Series B Preferred Shares under the Purchase Agreement;

                           (e) Authorize any acquisition, merger or consolidation of assets or stock of another corporation, partnership or entity in exchange for shares of equity securities of the Company which results in dilution to the existing Stockholders, on a fully diluted, as converted basis, in excess of fifteen percent (15%) without the vote or affirmative written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis;

                           (f) Authorize or issue a class or series of stock having rights equal or senior to the Class B Preferred Stock, or a new class or series of Preferred Stock without the vote or affirmative written consent of holders of sixty-six and two-thirds percent
         (66 2/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis, other than the issuance of any Additional Series B Preferred Shares under the Purchase Agreement; and

                           (g) Authorize or permit the reorganization, liquidation, dissolution or winding up of the Company, without the vote or affirmative written consent of holders of sixty-six and two-thirds percent (662/3%) of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted basis;

         Section 6.2. Voting as a Separate Class. The Series B Preferred Investors shall vote as a separate class, and the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required for the Company to:

                           (a) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or of any other class of capital stock of the Company or any of the Company's outstanding options, warrants or convertible or exchangeable securities, except for repurchases of shares of Common Stock at cost by the Company under employee stock plans and programs approved by the Board of Directors;

                           (b) Enter into any transaction or agreement with: any officer, director or shareholder of the Company or any wholly- or partially-owned subsidiary of the Company, or any entity that controls, is controlled by or under common control with the Company, except for any transaction or agreement on terms no less favorable to the Company than would be available in a bona fide arm's length transaction with a non-affiliated person or entity and which has been approved by the disinterested members of the Audit Committee of the Board of Directors of the Company;

                           (c) Amend the charter documents of the Company so as to adversely affect the rights of the Series B Preferred Investors with respect to dividends, liquidation preferences, redemption or any other preference, power, right or privilege; and

                           (d) Increase or decrease (other than by conversion as permitted hereby) the total number of authorized shares of Preferred Stock.

ARTICLE VII  MISCELLANEOUS PROVISIONS

         Section 7.1. Survival of Representations and Covenants. Each of the parties hereto agrees that each representation, warranty, covenant and agreement made by each of them in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

         Section 7.2. Term. This Agreement and the provisions herein contained shall remain in effect until the earlier of: (i) the closing of both a Qualified Series A Public Offering and a Qualified Series B Public Offering, or the closing of a public offering which constitutes both a Qualified Series A Public Offering and a Qualified Series B Public Offering; (ii) a sale of the Company; or (iii) the affirmative vote or written consent of the holders of sixty-six and two-thirds percent (662/3%) of each of the Common Stock and the Preferred Stock.

         Section 7.3. Legend on Securities. The Company, the Preferred Investors and the Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities held at any time by any of the Stockholders or their Permitted Transferees:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF OCTOBER 20, 1998, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         Section 7.4. Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company and the holders of sixty-six and two-thirds percent (662/3%) of each of the Common Stock and the Preferred Stock; provided, however, that any amendment which directly, materially and adversely affects any right specifically granted to a particular Investor or Stockholder in a manner different than the other Investors or Stockholders shall not be effective unless such Person has consented to that amendment. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the directors designated, from time to time, pursuant to Article V hereof.

         Section 7.5. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the address set forth opposite each party's name on the signature page hereto (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof), provided that notices of a change of address shall be effective only upon receipt thereof. Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

         Section 7.6. Acknowledgment. The Stockholders hereby expressly acknowledge and consent to the Board of Directors taking any action to sell or otherwise liquidate the Company in furtherance of its obligations under Section 5(c) of the terms of the Preferred Stock contained in the Charter.

         Section 7.7. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 7.8. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         Section 7.9. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         Section 7.10. Entire Agreement. This Agreement, together with the Purchase Agreement and other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Purchase Agreement and the other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter. In furtherance of the foregoing, the Company and the Stockholders expressly agree that the Stockholders' Agreement dated as of December 6, 1996 by and among the Company and the parties identified therein is hereby terminated and of no further force and effect.

         Section 7.11. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

         Section 7.12 Certain Provisions Applicable to SBIC and Bank Stockholders. Sections 3.1(f) and 3.7 hereof contain certain provisions that are included herein solely for the benefit of certain Stockholders that are or may become a small business investment company ("SBIC") subject to the SBA or a bank holding company or bank holding company subsidiary subject to the Bank Holding Company Act. A Stockholder may not assert any rights or claims with respect to such provisions arising at any time after it has ceased to be a SBIC or bank holding company or bank holding company subsidiary, as appropriate.

         Section 7.13 Participation of Aliens. In the event that the Board of Directors determines, after consultation with legal counsel, that the Company's capital stock ownership structure (including, without limitation, the percentage of the Company's capital stock held by or for the account of any Alien or Aliens, as determined in accordance with applicable rules and policies of the Federal Communications Commission) violates or otherwise is not in compliance with Section 310(b) of the Communications Act of 1934, as amended (the "Communications Act"), each of the parties hereto hereby agrees to cooperate in good faith, and to use their commercially reasonable, good faith efforts (which may include seeking waivers of compliance with applicable provisions of the Communications Act, the exchange or conversion of shares of capital stock held by any parties hereto that are attributable to Aliens into other securities or the disposition of such shares of capital stock on such terms as are commercially reasonable and as may be mutually agreed to by the parties hereto), to obtain regulatory waivers if available, to negotiate and implement such modifications in the ownership and capital structure of the Company as may be necessary in order to bring such ownership and capital structure into full compliance with Section 310(b) of the Communications Act.

         Section 7.14. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to any choice or conflicts of law principles the effect of which would cause the application of the domestic substantive laws of any other jurisdiction). Each party hereby waives trial by jury in any action relating to this Agreement.

         Section 7.15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns hereto and shall inure to the benefit of such successors and assigns permitted hereunder, provided that any transfer or assignment shall have complied in all respects with the provisions of Article III hereof and provided, further, that each assignee of a Stockholder's shares shall, as a condition to such consent to assignment, execute a Joinder Agreement in the form attached hereto as Exhibit A.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Stockholders' Agreement as a sealed instrument as of the day and year first written above.

ADDRESS:                                        COMPANY:

2323 Grand                                      TELETRAC HOLDINGS, INC., a
Suite 1100                                      Delaware corporation
Kansas City, MO 64108-2670
Attn:  Chairman/CEO                             By:
                                                    Name:
                                                    Title:


                                   INVESTORS:

Toronto Dominion Capital                        TORONTO DOMINION
31 West 52nd Street, 20th Floor                   CAPITAL (U.S.A.), INC.
New York, NY  10019
Attn:  Brian A. Rich                            By:
                                                   Name:
                                                   Title:


Kingdon Capital Management Corporation          KINGDON ASSOCIATES, L.P.
52 West 57th Street
New York, NY  10019                             By:  Kingdon Capital Management
Attn:  Mark Kingdon                                   Corp., its general partner


                                                By:____________________________
                                                    Name:
                                                    Title:

52 West 57th Street                             KINGDON PARTNERS, L.P.
New York, NY  10019
Attn: Mark Kingdon                              By:  Kingdon Capital Management
                                                       Corp., its general
                                                       partner


                                                By:____________________________
                                                    Name:
                                                    Title:

52 West 57th Street                             M. KINGDON OFFSHORE NV
New York, NY  10019
Attn: Mark Kingdon                              By:  Kingdon Capital Management
                                                      Corp., its investment
                                                      advisor


                                                By:____________________________
                                                    Name:
                                                    Title:

Burr, Egan, Deleage & Co.                       ALTA SUBORDINATED DEBT
One Embarcadero Center                          PARTNERS III, L.P.
Suite 4050
San Francisco, CA  94111                        By:  Alta Subordinated Debt
Attn:  Robert F. Benbow                                 Management III, L.P.


                                                     By:________________________
                                                         General Partner

Burr, Egan, Deleage & Co.                       ALTA V LIMITED PARTNERSHIP
One Embarcadero Center
Suite 4050                                      By:  Alta V Management Partners,
San Francisco, CA  94111                                L.P.
Attn:  Robert F. Benbow

                                                    By:_________________________
                                                        General Partner

Burr, Egan, Deleage & Co.                       CUSTOMS HOUSE PARTNERS
One Embarcadero Center
Suite 4050
San Francisco, CA  94111
Attn:  Robert F. Benbow                             By:_________________________
                                                         General Partner

Burr, Egan, Deleage & Co.                       ALTA COMMUNICATIONS VI, L.P.
One Embarcadero Center
Suite 4050                                      By: Alta Communications VI
San Francisco, CA  94111                              Management Partners, L.P.
Attn:  Robert F. Benbow

                                                    By:_________________________
                                                        General Partner

Burr, Egan, Deleage & Co.                       ALTA COMM S by S, LLC
One Embarcadero Center
Suite 4050
San Francisco, CA  94111                        By:_____________________________
Attn:  Robert F. Benbow                                  Member


320 Madison Avenue                              EOS PARTNERS SBIC, L.P.
22nd Floor
New York, NY  10022                             By:  EOS SBIC General, L.P.
Attn: Brian Young

                                                     By:________________________
                                                         Name:
                                                         Title:

3 Bala Plaza East                               TRUEPOSITION, INC.
Suite 502
Bala Cynwyd, PA  19004
Attn:  David J. Berkman                         By:_____________________________
                                                    Name:
                                                    Title:

100 Federal Street                              BANCBOSTON VENTURES INC.
Boston, MA  02110
Attn:  Lars Swanson
                                                By:_____________________________
                                                    Name:
                                                    Title:

45 Underhill Boulevard                          NORTHWOOD VENTURES
Suite 205
Syosset, NY  11791-3419
Attn:  Henry T. Wilson
                                                By:_____________________________
                                                    Name:
                                                    Title:

1300 Boylston Street                            CHESTNUT HILL WIRELESS, INC.
Chestnut Hill, MA  02167
Attn:  Michael A. Greeley

                                                By:_____________________________
                                                    Name:
                                                    Title:

1400 Old Country Road, Suite 313                WESTBURY EQUITY PARTNERS, L.P.
Westbury, NY  11590
Attn:  Richard Sicoli                           By:  J.P. Fogg Co.


                                                        By:_____________________
                                                            Name:
                                                            Title:

Old City Hall                                   BOSTON CAPITAL VENTURES
Boston, MA  02108-3204
Attn:  Suresh Shanmugham

                                                By:_____________________________
                                                    Name:
                                                    Title:

1701 SE Columbia River Drive                    HIGH POINT KELLER
Suite 100                                         LIMITED PARTNERSHIP
Vancouver, Washington 98661
Attn:  Richard B. Keller II                     By: High Point Management, Inc.,
                                                        its general partner


                                                    By:_________________________
                                                         Name:
                                                         Title:

1701 SE Columbia River Drive
Suite 100
Vancouver, Washington 98661
Attn:  R. B. Keller
                                                R. B. Keller

1701 SE Columbia River Drive
Suite 100
Vancouver, Washington 98661
Attn:  Richard B. Keller II
                                                Richard B. Keller II


                                                FOUNDING STOCKHOLDERS:
c/o Teletrac Holdings, Inc.
2323 Grand, Suite 1100
Kansas City, MO 64108-2670                      ________________________________
                                                James A. Queen
c/o Teletrac Holdings, Inc.
2323 Grand, Suite 1100
Kansas City, MO 64108-2670                      ________________________________
                                                Steven D. Scheiwe

c/o Teletrac Holdings, Inc.
2323 Grand, Suite 1100
Kansas City, MO 64108-2670                      ________________________________
                                                Lawrence P. Jennings


16 Marigold Road                                ________________________________
Yau Yat Chuen                                   Mrs. T.N. Markbreiter
Kowloon
Hong Kong

95 Kenney Avenue                                ________________________________
Rockville Centre, NY  11570                     Simon Brenner

c/o Kirkland & Ellis                            K&E PARTNERS II
200 East Randolph Drive
Chicago, IL  60601

                                                By:_____________________________
                                                    Partner

45 Rockefeller Plaza                            REBOUL, MACMURRAY, HEWITT,
New York, NY  10011                               MAYNARD & KRISTOL
Attn:  Robert A. Schwed, Esq.

                                                By:_____________________________
                                                    Partner

                                    EXHIBIT A

                            Form of Joinder Agreement


          The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders' Agreement (the "Agreement") dated as of December __, 1996 by and among Teletrac, Inc. (the "Company") and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term ["Management Stockholder"], ["Common Investor"], ["Preferred Investor"] and "Stockholder" (each as defined in the Agreement). As of the date hereof the undersigned makes each of the representations and warranties set forth in Section 2.1 of the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:
---------------------------------------------------------------------------
Facsimile No.____________________.



                                             ------------------------------

                                                   [NAME OF UNDERSIGNED]

                                    EXHIBIT B

                                     Charter

                                   APPENDIX A

Initial Management Investors        Investors in Common Stock        Series A Preferred Investors     Series B Preferred Investors
("Founding Stockholders")           ("Common Investors")             ("Preferred Investors")          ("Preferred Investors")


Name                                 Name                            Name                              Name




        Exhibit Index

27.1  Financial data schedule